Exhibit 99.1

SUPPLEMENTAL FINANCIAL INFORMATION FOR THREE MONTHS ENDED JUNE 30, 2026

August 10, 2026

60 Cutter Mill Rd., Great Neck, NY 11021

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
We consider some of the information set forth herein to contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, with respect to our expectations for future periods. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Such forward-looking statements include, without limitation, statements regarding expected operating performance and results, property acquisition and disposition activity, joint venture activity, development and value add activity and other capital expenditures, and capital raising and financing activity, as well as revenue and expense growth, occupancy, interest rate and other economic expectations. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “forecasts,” “projects,” “assumes,” “will,” “may,” “could,” “should,” “budget,” “target,” “outlook,” “opportunity,” “guidance” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which are in some cases, beyond our control, which may cause our actual results, performance or achievements to be materially different from the results of operations, financial conditions or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such forward-looking statements included in this report may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved and investors are cautioned not to place undue reliance on such information.
The following factors, among others, could cause our actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements:

•inability to generate sufficient cash flows due to unfavorable economic and market conditions (e.g., inflation, volatile interest rates and the possibility of a recession), changes in supply and/or demand, competition, uninsured losses, changes in tax and housing laws or other factors;
•adverse changes in real estate markets, including, but not limited to, the extent of future demand for multifamily units in our significant markets, barriers of entry into new markets which we may seek to enter in the future, limitations on our ability to maintain or increase rental or occupancy rates, competition, our ability to identify and consummate attractive acquisitions and dispositions on favorable terms, and our ability to reinvest sale proceeds in a manner that generates favorable returns;
•general and local real estate conditions, including any changes in the value of our real estate;
•decreasing rental rates or increasing vacancy rates;
•challenges in acquiring or investing in multifamily properties (including challenges in (i) buying properties directly without the participation of joint venture partners and (ii) making alternative investments in multifamily properties, and the limited number of multifamily property investment/acquisition opportunities available to us), which transactions may not be completed or may not produce the cash flows or income expected;
•the competitive environment in which we operate, including competition that could adversely affect our ability to acquire properties and/or limit our ability to lease apartments or increase or maintain rental rates;
•exposure to risks inherent in investments in a single industry and sector;
•the concentration of our multifamily properties in the Southeastern United States and Texas, which makes us more susceptible to adverse developments in those markets;
•increases in expenses over which we have limited control, such as real estate taxes, insurance and utilities, due to inflation or other factors such as the ongoing conflicts between (i) Ukraine and Russia and (ii) Israel / the United States of America and Iran;
•impairment in the value of real estate we own;
•failure of property managers to properly manage properties;
•accessibility of debt and equity capital markets;
•disagreements with, or misconduct by, joint venture partners;
•inability to obtain financing at favorable rates, if at all, or refinance existing debt as it matures due to the level and volatility of interest or capitalization rates or capital market conditions

•extreme weather and natural disasters such as hurricanes, tornadoes and floods;
•lack of or insufficient amounts of insurance to cover, among other things, losses from catastrophes;
•risks associated with acquiring value-add multifamily properties, which involves greater risks than more conservative approaches;
•the condition of Fannie Mae or Freddie Mac, which could adversely impact us;
•changes in Federal, state and local governmental laws and regulations, including laws and regulations relating to taxes and real estate and related investments;
•our failure to comply with laws, including those requiring access to our properties by disabled persons, which could result in substantial costs;
•board determinations as to timing and payment of dividends, if any, and our ability or willingness to pay future dividends;
•our ability to satisfy the complex rules required to maintain our qualification as a REIT for federal income tax purposes;
•possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us or a subsidiary owned by us or acquired by us;
•our dependence on information systems, risks associated with breaches of such systems and the impact on us and our competitors from the use of artificial intelligence;
•disease outbreaks and other public health events, and measures that are taken by federal, state, and local governmental authorities in response to such outbreaks and events;
•impact of climate change on our properties or operations;
•risks associated with the stock ownership restrictions of the Internal Revenue Code of 1986, as amended (the "Code") for REITs and the stock ownership limit imposed by our charter; and
•the other factors described in our Annual Report on Form 10-K for the year ended December 31, 2025 (the "Annual Report") including those set forth in such report under the captions "Item 1. Business," "Item 1A. Risk Factors," and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations".

We undertake no obligation to update or revise the information herein, whether as a result of new information, future events or circumstances, or otherwise.

Units under rehabilitation for which we have received or accrued rental income from business interruption insurance, while not physically occupied, are treated as leased (i.e., occupied) at rental rates in effect at the time of the casualty.

We use pro rata (as defined under "Non-GAAP Financial Measures and Definitions") to help the reader gain a better understanding of our unconsolidated joint ventures. However, the use of pro rata information has certain limitations and is not representative of our operations and accounts as presented in accordance with GAAP. Accordingly, pro rata information should be used with caution and in conjunction with the GAAP data presented herein and in our reports filed with the SEC.
The state-by-state and property-by-property information for 2025 with respect to revenues, net operating income ("NOI") and weighted average monthly rent per occupied unit information has been reclassified (to reflect deferred rent concessions) to conform to the 2026 presentation.

BRT Apartments Corp. (NYSE: BRT)
`

Second Quarter 2026 and Subsequent Highlights
•Reported net loss per diluted share of $3.2 million or $0.19 per diluted share, compared to a net loss of $2.6 million or $0.14 in the second quarter of 2025.
•Funds from Operations, or FFO, of $0.29 per diluted share, compared to $0.29 in the second quarter of 2025.
•Adjusted Funds from Operations, or AFFO, of $0.36 per diluted share, compared to $0.36 in the second quarter of 2025.
•Equity in earnings of unconsolidated joint ventures was a loss of $1,000 compared to a $299,000 gain in the second quarter of 2025.
•Combined Portfolio NOI was $15.2 million for the second quarter of 2026 compared to $15.1 million for the corresponding prior-year period.
•On June 2, 2026, the Company entered into an agreement to acquire Ranch Lake Apartments, a 336-unit multi-family property located in Bradenton, FL. The Company is to acquire the property for approximately $80 million (subject to customary closing purchase price adjustments), including the assumption of an approximate $45.7 million mortgage insured by HUD. The mortgage carries an interest rate of 2.91% and matures in 2056. The closing is anticipated to take place during the first quarter of 2027.
•The Company anticipates that in August 2026, it will acquire, through a joint venture in which it anticipates having a 70% interest in a multifamily property located in Houston, TX for approximately $33 million; the venture anticipates funding the purchase price in part by obtaining an approximate $23.4 million mortgage which will mature in 2033 and will carry a currently estimated annual interest rate of 5.5%.
•In July 2026, the Company refinanced the maturing mortgage of $27.8 million (bearing an interest rate of 3.73%) on Civic Center 2 - Southaven, MS with a new mortgage of $47.9 million; such new mortgage matures on August 1, 2036, bears an interest rate of 5.38% and is interest only through maturity.
•Repurchased 202,828 shares during the second quarter 2026 at a weighted average price of $14.28. From July 1, 2026 to July 16, 2026, the Company repurchased 48,523 shares of our common stock at an average price of $15.12.
•As of August 3, 2026, the Company is authorized to repurchase up to approximately $4.9 million in BRT shares under the repurchase program.
•Maintained revolving credit facility of up to $40.0 million, with full availability, and maturity in September 2027.
•Declared a dividend of $0.25 per share for the second quarter of 2026.

See the reconciliations provided later in this supplemental of FFO, AFFO and Combined Portfolio NOI, to net income, as calculated in accordance with GAAP, and the definitions of such terms under "Non-GAAP Financial Measures and Definitions."

BRT Apartments Corp. (NYSE: BRT)
Financial Highlights
_________________________________________________________________________________________________________

	As of June 30,
	2026	2025
Market capitalization (thousands)	$288,372	$295,643
Shares outstanding (thousands)	18,762	18,903
Closing share price	$15.37	$15.64
Quarterly dividend declared per share	$0.25	$0.25

	Quarter ended June 30,
	Combined		Consolidated		Unconsolidated
	2026	2025	2026	2025	2026	2025
Properties owned	31	29	21	21	10	8
Units	8,311	7,947	5,420	5,420	2,891	2,527
Average occupancy (a)	94.4%	94.1%	94.5%	93.7%	94.2%	94.2%
Weighted average monthly rent per occupied unit (a)	$1,423	$1,399	$1,374	$1,358	$1,516	$1,498

(a) 2025 periods exclude a 240-unit multi-family property in lease up.
	Quarter ended June 30,
Per share data	2026 (Unaudited)	2025 (Unaudited)
Loss per share, basic and diluted	$(0.19)	$(0.14)
FFO per share of common stock (diluted) (1)	$0.29	$0.29
AFFO per share of common stock (diluted) (1)	$0.36	$0.36

	As of June 30,
	2026	2025
Debt to Enterprise Value (2)	71%	69%

(1) See the reconciliation of Funds From Operations, or FFO, and Adjusted Funds From Operations, or AFFO, to net income, as calculated in accordance with
GAAP, and the definitions of such terms under "Non-GAAP Financial Measures and Definitions."
(2) Enterprise Value is equal to debt plus market capitalization less cash and cash equivalents, including BRT's pro-rata share of cash and cash equivalents at the unconsolidated Joint Ventures. Cash and cash equivalents excludes restricted cash. Debt is equal to 100% of the debt at the consolidated properties and BRT's pro-rata share of debt at the unconsolidated joint ventures. See "Non-GAAP Financial Measures and Definitions" for an explanation of "pro-rata share."

BRT Apartments Corp. (NYSE: BRT)
Components of Net Asset Value
As of June 30, 2026
(all in thousands)
____________________________________________________________________________________________________________________

Net Operating Income (1)
Consolidated	$12,659
Unconsolidated (Pro rata)	3,502
Total Net Operating Income	$16,161

OTHER ASSETS
Cash and Cash Equivalents	22,718
Cash and Cash Equivalents - Unconsolidated pro rata	3,802
Restricted Cash	1,886
Other Assets	18,673
Other Assets - Unconsolidated pro rata	5,706
Total Cash and Other Assets	$52,785

OTHER LIABILITIES
Accounts Payable and Accrued Liabilities	24,232
Accounts Payable and Accrued Liabilities - Unconsolidated pro rata	4,039
Total Other Liabilities	$28,271

DEBT SUMMARY
Mortgages Payable:
Consolidated	469,352
Unconsolidated (Pro rata)	143,291
Total Mortgages Payable	$612,643

Credit Facility	—
Subordinated Notes	37,193
Total Debt Outstanding	$649,836

Common Shares Outstanding	18,762
____________________________________________
(1) See the Appendix for a reconciliation of the non-GAAP amounts presented to GAAP amounts

BRT Apartments Corp. (NYSE: BRT)
Operating Results
(amounts in thousands except per share data)
_____________________________________________________________________________________________________________________

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Rental and other revenue from real estate properties	$24,041	$23,729	$48,211	$47,348
Loan interest and other income	433	468	868	955
Total revenues	24,474	24,197	49,079	48,303
Expenses:
Real estate operating expenses	11,382	11,117	21,871	21,667
Interest expense	5,993	5,707	11,953	11,383
General and administrative	3,534	3,744	7,401	7,814
Depreciation and amortization	6,708	6,580	13,391	13,121
Total expenses	27,617	27,148	54,616	53,985
Total revenues less total expenses	(3,143)	(2,951)	(5,537)	(5,682)
Equity in (loss) earnings of unconsolidated joint ventures	(1)	299	(309)	712
Insurance recovery of casualty loss	—	189	136	257
Loss from continuing operations	(3,144)	(2,463)	(5,710)	(4,713)
Income tax provision	37	60	113	118
Loss from continuing operations, net of taxes	(3,181)	(2,523)	(5,823)	(4,831)
Net income attributable to non-controlling interests	(40)	(43)	(80)	(87)
Net loss attributable to common stockholders	$(3,221)	$(2,566)	$(5,903)	$(4,918)

Weighted average number of shares of common stock outstanding:
Basic and diluted	17,979,991	17,985,801	18,021,620	17,986,443

Per share amounts attributable to common stockholders:
Basic and diluted	$(0.19)	$(0.14)	$(0.35)	$(0.26)

BRT Apartments Corp. (NYSE: BRT)
Operating Results of Unconsolidated Properties
(amounts in thousands)

_____________________________________________________________________________________________________________________

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Rental and other revenue	$13,847	$11,927	$27,279	$23,636
Total revenues	13,847	11,927	27,279	23,636

Expenses:
Real estate operating expenses	6,878	5,744	13,383	10,917
Interest expense	3,241	2,770	6,436	5,515
Depreciation	3,917	3,163	8,115	6,911
Total expenses	14,036	11,677	27,934	23,343
Total revenues less total expenses	(189)	250	(655)	293
Other equity earnings	145	18	139	108
Net (loss) income from joint ventures	$(44)	$268	$(516)	$401

BRT equity in earnings of unconsolidated joint venture properties	$(1)	$299	$(309)	$712

BRT Apartments Corp. (NYSE: BRT)
Funds from Operations and
Adjusted Funds from Operations
(dollars in thousands)
____________________________________________________________________________________________________________________

The tables below provide a reconciliation of net loss determined in accordance with GAAP to FFO and AFFO on a dollar and per share basis for each of the indicated periods:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP Net loss attributable to common stockholders	$(3,221)	$(2,566)	$(5,903)	$(4,918)
Add: depreciation and amortization of properties	6,708	6,580	13,391	13,121
Add: our share of depreciation in unconsolidated joint venture properties	2,022	1,436	4,268	2,969
Adjustments for non-controlling interests	(4)	(4)	(8)	(8)
NAREIT Funds from operations attributable to common stockholders	$5,505	$5,446	$11,748	$11,164

Adjustments for: deferred rent concessions and straight line rent	23	(179)	(166)	(81)
Adjustments for: our share of straight-line rent and rent concession accruals from unconsolidated joint venture properties	(17)	5	(48)	(7)
Add: amortization of restricted stock and RSU expense	948	1,135	1,870	2,277
Add: amortization of deferred mortgage and debt costs	280	284	559	567
Add: our share of deferred mortgage costs from unconsolidated joint venture properties	41	30	84	60
Add: amortization of fair value adjustment for mortgage debt	69	126	141	255
Adjusted funds from operations attributable to common stockholders	$6,849	$6,847	$14,188	$14,235

BRT Apartments Corp. (NYSE: BRT)
Funds from Operations and
Adjusted Funds from Operations
(dollars in thousands, except per share data)
____________________________________________________________________________________________________________________

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP Net loss attributable to common stockholders	$(0.17)	$(0.14)	$(0.31)	$(0.26)
Add: depreciation and amortization of properties	0.35	0.35	0.70	0.69
Add: our share of depreciation in unconsolidated joint venture properties	0.11	0.08	0.23	0.16
Adjustment for non-controlling interests	—	—	—	—
NAREIT Funds from operations per diluted common share	$0.29	$0.29	$0.62	$0.59

Adjustments for: deferred rent concessions and straight line rent	—	(0.01)	(0.01)	—
Adjustments for: our share of straight-line rent and rent concession accruals in unconsolidated joint venture properties	—	—	—	—
Add: amortization of restricted stock and RSU expense	0.06	0.05	0.10	0.12
Add: amortization of deferred mortgage and debt costs	0.01	0.02	0.03	0.03
Add: our share of deferred mortgage and debt costs from unconsolidated joint venture properties	—	—	—	—
Add: amortization of fair value adjustment for mortgage debt	—	0.01	0.01	0.01
Adjusted funds from operations per diluted common share	$0.36	$0.36	$0.75	$0.75

Diluted shares outstanding for FFO and AFFO	18,825,000	18,909,000	18,896,000	18,906,000

BRT Apartments Corp. (NYSE: BRT)
Consolidated Balance Sheets
(amounts in thousands, except per share amounts)

_____________________________________________________________________________________________________________________

	June 30, 2026	December 31, 2025
	(unaudited)	(audited)
ASSETS
Real estate properties, net of accumulated depreciation and amortization	$586,829	$596,814
Investment in unconsolidated joint ventures	43,297	46,121
Loan receivables, net of deferred fees and allowance for credit loss	17,752	17,723
Cash and cash equivalents	22,718	25,138
Restricted cash	1,886	2,521
Other assets	18,673	21,496
Total Assets	$691,155	$709,813

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net of deferred costs	$469,352	$471,083
Junior subordinated notes, net of deferred costs	37,193	37,183
Credit facility, net of deferred costs	—	—
Accounts payable and accrued liabilities	24,232	24,347
Total Liabilities	530,777	532,613

Commitments and contingencies
Equity:
BRT Apartments Corp. stockholders' equity:
Preferred shares $.01 par value 2,000 shares authorized, none issued	—	—
Common stock, $.01 par value, 300,000 shares authorized; 18,026 and 17,919 shares outstanding	180	180
Additional paid-in capital	273,949	275,408
Accumulated deficit	(113,669)	(98,346)
Total BRT Apartments Corp. stockholders’ equity	160,460	177,242
Non-controlling interests	(82)	(42)
Total Equity	160,378	177,200
Total Liabilities and Equity	$691,155	$709,813

BRT Apartments Corp. (NYSE: BRT)
Preferred Equity Investments
(dollars in thousands)
________________________________________________________________________________________

The Company invested in two separate joint ventures which in turn acquired multifamily properties in the locations identified below. In accordance with GAAP, these investments are treated as loans. These investments are unsecured and are subordinate, including the payment of the returns thereon, to the mortgage debt encumbering the property acquired by the applicable joint venture. Information as to these investments at June 30, 2026 and for the six months ended June 30, 2026 is summarized below:

Location	Investment Date	Annual Return	Current Return	Hurdle Return	Invested Amount	Redemption Date	Deferred fees	Estimated Credit Loss	Interest Income (Current Return)
Wilmington, NC	October 2024	13%	6.00%	7.00%	$7,000	November 2031	$(106)	$(110)	$243
Kennesaw, GA	November 2024	13%	6.50%	6.50%	11,250	June 2029	(117)	(165)	421
					$18,250		$(223)	$(275)	$664

These investments provide for the Company to receive the following: (1) an Annual Return (as noted in the table above) compounded monthly, of which (a) the Current Return (as noted in the table above) is payable monthly to the extent of available cash flow, and (b) the Hurdle Return (as noted in the table above) is to be paid monthly from remaining cash flow if any, parri passu or after the sponsor's receipt of its management fees and specified returns on its investment and (2) the total amount invested by the Company, including any portion of the Current Return and the Hurdle Return not received by the Company, prior to any payments to the sponsor, upon the earlier to occur of certain events (e.g., sale of the property or the refinancing of the mortgage underlying the property) and the redemption date specified above. The Current Return is recorded as interest income when it is due from the sponsor and the Hurdle Return is recognized as interest income when it is received. Deferred loan fees are capitalized and recorded into income over the life of the investment. The Company's exposure to loss is limited to its original Invested Amount (as noted in the table above).

BRT Apartments Corp. (NYSE: BRT)
Property Acquisitions & Refinances
(dollars in thousands)
_______________________________________________________________________________________

Contemplated Acquisitions

On June 2, 2026, the Company entered into an agreement to acquire Ranch Lake Apartments, a 336-unit multi-family property located in Bradenton, Florida. The purchase price is approximately $80,000,000 (subject to customary closing purchase price adjustments), including the assumption of an approximately $45,700,000 mortgage insured by the United States Department of Housing and Urban Development ("HUD"). The mortgage carries an interest rate of 2.91% and matures in 2056.

The completion of the transaction, which is anticipated to close in the first quarter of 2027, is subject to, among other things, HUD and lender approval of the mortgage assumption, and other customary closing conditions.

The Company anticipates that in August 2026, it will acquire, through a joint venture in which it anticipates having a 70% interest, a multifamily property located in Houston, Texas for approximately $33 million; the venture anticipates funding the purchase price in part by obtaining an approximate $23.4 million mortgage which will mature in 2033 and will carry a currently estimated annual interest rate of 5.5%. The Company anticipates contributing approximately $8.8 million of the equity toward the purchase, including $1.9 million of working capital reserves, and incurring an estimated $450,000 of transaction costs and $700,000 in deferred financing costs, which costs will be amortized over time. No assurance can be provided that this transaction will be completed on the terms or time frame indicated or that it will be accretive to earnings.

Refinances

In July 2026, the Company refinanced the maturing mortgage of $27,767,000 (bearing an interest rate of 3.73%) on Civic Center 2 - Southaven, MS with a new mortgage of $47,864,000; such new mortgage matures on August 1, 2036, bears a fixed interest rate of 5.38% and is interest only through maturity.

BRT Apartments Corp. (NYSE: BRT)
Stock Repurchase Activity
________________________________________________________________________________________

The Company's stock repurchase activity during the periods indicated is reflected in the table below:
Month	Shares repurchased	Total cost	Average Cost Per Share
April 2026	142,445	$1,991,896	$13.98
May 2026	—	—	—
June 2026	60,383	904,586	$14.98
Q2 2026 repurchase activity	202,828	$2,896,482	$14.28

On March 11, 2026, the Board of Directors replenished the value of the shares available to be purchased pursuant to this program to $10,000,000 of shares (a replenishment of $4,963,000 of shares from the shares that were available to be repurchased prior to such increase) and extended the program through December 31, 2028.
From July 1, 2026 to July 16, 2026, the Company repurchased 48,523 shares of its common stock at an average price of $15.12 per share for an aggregate cost of $733,483. At July 31, 2026, the Company is authorized to repurchase $4,971,632 shares of stock.

BRT Apartments Corp. (NYSE: BRT)
Value-Add Program and Capital Expenditures
Quarter ended June 30, 2026
________________________________________________________________________________________

Value-Add Program
(Includes consolidated and unconsolidated amounts)
Units Rehabilitated (1)	Estimated Rehab Costs (2)	Estimated Rehab Costs Per unit	Estimated Average Monthly Rent Increase (3)	Estimated Annualized ROI (3)	Estimated units available to be renovated over next 24 months
26	$140,000	$5,400	$108	24%	171

(1) Refers to rehabilitated units with respect to which a new lease or renewal lease was entered into during the period.
(2) Reflects rehab costs incurred during the current and prior periods with respect to units completed, in which a new lease or renewal lease was entered into during the current period.
(3) These results are not necessarily indicative of the results that would be generated if such improvements were made across our portfolio of properties or at any particular property. Rents at a property may increase for reasons wholly unrelated to property improvements, such as changes in demand for rental units in a particular market or sub-market. Even if units are available to be renovated, the Company may decide not to renovate such units.

Capital Expenditures
(Includes consolidated and unconsolidated amounts)
	Gross Capital Expenditures	Less: JV Partner Share	BRT Share of Capital Expenditures (4)
Estimated Recurring Capital Expenditures (1)	$1,927,000	$111,000	$1,816,000
Estimated Non-Recurring Capital Expenditures (2)	830,000	110,000	720,000
Total Capital Expenditures	$2,757,000	$221,000	$2,536,000

Replacements (operating expense) (3)	$902,269	$97,900	$804,369

Estimated Recurring Capital Expenditures and Replacements per unit (8,311 units)	$340	$25	$315

(1) Recurring capital expenditures represent our estimate of expenditures incurred at the property to maintain the property's existing operations - it excludes revenue enhancing projects.
(2) Non-recurring capital expenditures represent our estimate of significant improvements to the common areas, property exteriors, or interior units of the property, and revenue enhancing upgrades.
(3) Replacements are expensed and not capitalized as incurred at the property.
(4) Based on BRT's percentage equity interest.

BRT Apartments Corp. (NYSE: BRT)
Debt Analysis
As of June 30, 2026
(dollars in thousands)
________________________________________________________________________________________________________________________________

Consolidated
Year	Total Principal Payments	Scheduled Amortization	Principal Payments Due at Maturity	Percent of Total Principal Payments Due At Maturity	Weighted Average Interest Rate (1)
2026	$29,770	$2,110	$27,660	6%	3.73%
2027	46,190	3,395	42,795	10%	3.96%
2028	40,697	2,746	37,951	9%	4.47%
2029	56,271	1,881	54,390	12%	3.94%
2030	22,432	1,167	21,265	5%	4.71%
Thereafter	278,126	18,770	259,356	58%	4.34%
Total	$473,486	$30,069	$443,417	100%

Unconsolidated (BRT pro rata share)
Year	Total Principal Payments	Scheduled Amortization	Principal Payments Due at Maturity	Percent of Total Principal Payments Due At Maturity	Weighted Average Interest Rate (1)
2026	$18,245	$698	17,547	13%	3.97%
2027	19,239	1,193	$18,046	13%	4.75%
2028	34,252	928	33,324	24%	4.26%
2029	626	626	—	—%	—%
2030	678	678	—	—%	—%
Thereafter	70,915	159	70,756	51%	3.85%
Total	$143,955	$4,282	$139,673	100%

Combined (2)
Year	Total Principal Payments	Scheduled Amortization	Principal Payments Due at Maturity	Percent of Total Principal Payments Due At Maturity	Weighted Average Interest Rate (1)
2026	$48,015	$2,808	$45,207	8%	3.82%
2027	65,429	4,588	60,841	10%	4.20%
2028	74,949	3,674	71,275	12%	4.37%
2029	56,897	2,507	54,390	9%	3.94%
2030	23,110	1,845	21,265	4%	4.71%
Thereafter	349,041	18,929	330,112	56%	4.24%
Total	$617,441	$34,351	$583,090	99%
Weighted Average Remaining Term to Maturity (2)			5.26	years
Weighted Average Interest Rate (2)			4.18%
Debt Service Coverage Ratio for the quarter ended June 30, 2026 (3)			1.53

(1) Based on principal payments due at maturity.
(2) Includes consolidated and BRT's pro rata share of unconsolidated amounts.
(3) See definition under "Non-GAAP Financial Measures and Definitions." Includes consolidated and 100% of the unconsolidated amounts.

Junior Subordinated Notes
Principal Balance	$37,400, excluding deferred costs of $207
Interest Rate	3 month term SOFR + 2.26% (i.e., 5.93% at 6/30/2026)
Maturity	April 30, 2036

Credit Facility
Maximum Amount Available	Up to $40,000
Amount Outstanding	$0
Interest Rate	1 month SOFR + 2.50% (floor of 6%) (i.e., 6.18% at 6/30/2026)
Maturity	September 2027

BRT Apartments Corp. (NYSE: BRT)
Portfolio Data by State
Quarter ended June 30, 2026
(dollars in thousands, except monthly rent amounts)
_____________________________________________________________________________________________________________________

Consolidated
	Units at period end	Number of Properties	Revenues	Property Operating Expenses	NOI (1)	% of NOI Contribution	Weighted Average Occupancy	Weighted Average Rent per Occ. Unit
Georgia	688	3	$2,645	$1,478	$1,167	9.2%	93.5%	$1,209
Florida	518	2	2,399	1,100	1,299	10.3%	95.2%	1,479
Texas	600	3	2,141	1,357	784	6.2%	89.4%	1,108
Ohio	264	1	1,014	524	490	3.9%	92.2%	1,229
Virginia	220	1	1,329	581	748	5.9%	97.0%	1,834
North Carolina	264	1	1,066	441	625	4.9%	94.2%	1,283
South Carolina	474	2	2,224	1,161	1,063	8.4%	93.8%	1,492
Tennessee	702	2	3,508	1,563	1,945	15.4%	95.9%	1,603
Alabama	740	3	2,987	1,368	1,619	12.8%	95.9%	1,221
Mississippi	776	2	3,358	1,196	2,162	17.1%	96.6%	1,383
Missouri	174	1	958	486	472	3.7%	96.5%	1,682
Legacy assets	—	—	412	127	285	2.3%	N/A	N/A
Totals	5,420	21	$24,041	$11,382	$12,659	100%	94.5%	$1,374

Unconsolidated (Pro-Rata Share)
	Units at period end	Number of Properties	Revenues	Property Operating Expenses	NOI (1)	% of NOI Contribution	Weighted Average Occupancy	Weighted Average Rent per Occ. Unit
Texas	1,103	3	$2,582	$1,423	$1,159	33.1%	94.1%	$1,441
South Carolina	953	3	1,667	660	1,007	28.8%	94.7%	1,726
Georgia	421	2	1,398	792	606	17.3%	93.1%	1,416
Alabama	414	2	1,388	658	730	20.8%	94.2%	1,334
Totals	2,891	10	$7,035	$3,533	$3,502	100%	94.2%	$1,516
__________________________________________________________________________
(1) See the reconciliation of NOI to net income, as calculated in accordance with GAAP, and the definition of NOI and pro-rata share under "Non-GAAP Financial Measures and Definitions."

BRT Apartments Corp. (NYSE: BRT)
Portfolio Data by State
Six Months Ended June 30, 2026
(dollars in thousands, except monthly rent amounts)

____________________________________________________________________________________________________________________

Consolidated
	Units at period end	Number of Properties	Revenues	Property Operating Expenses	NOI (1)	% of NOI Contribution	Weighted Average Occupancy	Weighted Average Rent per Occ. Unit
Georgia	688	3	$5,262	$2,830	$2,432	9.2%	92.4%	$1,215
Florida	518	2	4,757	2,158	2,599	9.9%	95.6%	1,467
Texas	600	3	4,308	2,553	1,755	6.7%	89.0%	1,124
Ohio	264	1	2,042	1,010	1,032	3.9%	93.3%	1,223
Virginia	220	1	2,665	1,105	1,560	5.9%	96.6%	1,823
North Carolina	264	1	2,141	821	1,320	5.0%	95.0%	1,277
South Carolina	474	2	4,461	2,302	2,159	8.2%	93.5%	1,493
Tennessee	702	2	7,248	3,011	4,237	16.1%	96.0%	1,663
Alabama	740	3	5,899	2,619	3,280	12.5%	96.0%	1,213
Mississippi	776	2	6,709	2,277	4,432	16.8%	97.1%	1,376
Missouri	174	1	1,901	939	962	3.7%	96.3%	1,670
Legacy assets	—	—	818	246	572	2.2%	N/A	N/A
Totals	5,420	21	$48,211	$21,871	$26,340	100.0%	94.5%	$1,380

Unconsolidated (Pro-Rata Share)
	Units at period end	Number of Properties	Revenues	Property Operating Expenses	NOI (1)	% of NOI Contribution	Average Occupancy	Average Rent per Occ. Unit
Texas	1,103	3	$5,118	$2,752	$2,366	33.5%	93.6%	$1,435
South Carolina	953	3	3,266	1,310	1,956	27.7%	93.4%	1,715
Georgia	421	2	2,805	1,558	1,247	17.7%	92.6%	1,421
Alabama	414	2	2,734	1,247	1,487	21.1%	93.5%	1,326
Other (2)	—	—	—	—	—	0.0%	N/A	N/A
Totals	2,891	10	$13,923	$6,867	$7,056	100%	93.4%	$1,510
_________________________________________________________________________________
(1) See the reconciliation of NOI to net income, as calculated in accordance with GAAP, and the definition of NOI and pro-rata share under "Non-GAAP Financial
Measures and Definitions."
(2) Represents property in lease up.

BRT Apartments Corp. (NYSE: BRT)
Combined Portfolio Metrics (1)
Quarters ended June 30, 2026 and 2025
(dollars in thousands)
_____________________________________________________________________________________________________________________

	Three Months Ended June 30,
	2026	2025	% Change
Combined Revenues	$29,187	$28,820	1.3%

Combined Operating Expenses
Payroll	$2,661	$2,559	4.0%
Real Estate taxes	3,722	3,643	2.2%
Management Fees	816	802	1.7%
Insurance	1,073	1,183	(9.3)%
Utilities	1,902	1,766	7.7%
Repairs and Maintenance	1,858	1,917	(3.1)%
Replacements	763	798	(4.4)%
Advertising, Leasing and Other	1,153	1,049	9.9%
Total Combined Operating Expenses	$13,948	$13,717	1.7%

Total Combined Operating Income	$15,239	$15,103	0.90%
______________________________________________________
(1) Please refer to Non-GAAP Financial Measures, Definitions and Reconciliations for definition of Combined Same Store and reconciliation of Net Operating
Income. Combined portfolio refers to the consolidated same store properties, the unconsolidated same store properties presented on a pro rata share basis, for all periods presented, with a total of 7,707 units, excluding a 240-unit multi-family property in lease up.

BRT Apartments Corp. (NYSE: BRT)
Combined Portfolio Metrics (1)
Six Months Ended June 30, 2026 and 2025

(dollars in thousands)
____________________________________________________________________________________________________________________

	Six Months Ended June 30,
	2026	2025	% Change
Combined Revenues	$58,416	$57,467	1.7%

Combined Operating Expenses
Payroll	$4,975	$5,039	(1.3)%
Real Estate taxes	7,238	7,148	1.3%
Management Fees	1,624	1,607	1.1%
Insurance	2,151	2,379	(9.6)%
Utilities	3,762	3,633	3.6%
Repairs and Maintenance	3,424	3,364	1.8%
Replacements	1,353	1,347	0.4%
Advertising, Leasing and Other	2,371	2,190	8.3%
Total Combined Operating Expenses	$26,898	$26,707	0.7%

Total Combined Operating Income	$31,518	$30,760	2.5%

________________________________________________
(1) Please refer to Non-GAAP Financial Measures, Definitions and Reconciliations for definition of Combined Same Store and reconciliation of Net Operating
Income. Combined portfolio refers to the consolidated same store properties, the unconsolidated same store properties presented on a pro rata share basis for all periods presented, with a total of 7,707 units, excluding a 240-unit multi-family property in lease up.

BRT Apartments Corp. (NYSE: BRT)
Portfolio Table
As of June 30, 2026
___________________________________________________________________________________________

Property	City	State	Year Built	Year Acquired	Property Age	Units	Q2 2026 Avg. Occupancy	Q2 2026 Avg. Rent per Occ. Unit
Consolidated Properties - All 100% Owned
Silvana Oaks	North Charleston	SC	2010	2012	16	208	93.9%	$1,592
Avondale Station	Decatur	GA	1954	2012	72	212	92.1%	1,389
Newbridge Commons	Columbus	OH	1999	2013	27	264	92.2%	1,229
Brixworth at Bridgestreet	Huntsville	AL	1985	2013	41	208	97.6%	1,017
Avalon	Pensacola	FL	2008	2014	18	276	95.5%	1,450
Crossings of Bellevue	Nashville	TN	1985	2014	41	300	97.1%	1,437
Parkway Grande	San Marcos	TX	2014	2015	12	192	91.7%	1,106
Woodland Trails	LaGrange	GA	2010	2015	16	236	97.3%	1,303
Kilburn Crossing	Fredericksburg	VA	2005	2016	21	220	97.0%	1,834
Verandas at Alamo Ranch	San Antonio	TX	2015	2016	11	288	88.5%	1,078
Grove at River Place	Macon	GA	1988	2016	38	240	90.8%	950
Civic Center 1	Southaven	MS	2002	2016	24	392	97.7%	1,342
Civic Center 2	Southaven	MS	2005	2016	21	384	95.5%	1,427
Vanguard Heights	Creve Coeur	MO	2016	2017	10	174	96.5%	1,682
Jackson Square	Tallahassee	FL	1996	2017	30	242	94.9%	1,512
Woodland Apartments	Boerne	TX	2007	2017	19	120	88.1%	1,182
Magnolia Pointe	Madison	AL	1991	2017	35	204	93.9%	1,219
Bells Bluff	W. Nashville	TN	2019	2018	7	402	95.0%	1,729
Crestmont at Thornblade	Greenville	SC	1998	2018	28	266	93.6%	1,413
Somerset at Trussville	Trussville	AL	2007	2019	19	328	96.0%	1,354
Abbotts Run	Wilmington	NC	2001	2020	25	264	94.2%	1,283
Weighted Avg./Total Consolidated					25	5,420

Properties owned by Unconsolidated Joint Ventures									% Ownership
Pointe at Lenox Park	Atlanta	GA	1989	2016	37	271	93.0%	1,501	74%
Gateway Oaks	Forney	TX	2016	2016	10	313	94.5%	1,293	50%
Mercer Crossing	Dallas	TX	2015	2017	11	509	94.8%	1,614	50%
Canalside Lofts	Columbia	SC	2008	2017	18	374	94.5%	1,502	32%
Landings of Carrier Parkway	Grand Prairie	TX	2001	2018	25	281	92.3%	1,287	50%
Canalside Sola	Columbia	SC	2015	2018	11	339	94.7%	1,747	46%
The Village at Lakeside	Auburn	AL	1988	2019	38	200	95.5%	1,311	80%
Stono Oaks	Johns Island	SC	2024	2022	2	240	95.1%	2,041	18%
1322 North	Auburn	AL	2002	2025	24	214	93.0%	1,356	80%
Oaks at Victory	Savannah	GA	1968	2025	58	150	93.4%	1,262	80%
Weighted Avg./Total Unconsolidated					20	2,891

Weighted Avg./Total Portfolio					23	8,311

BRT Apartments Corp. (NYSE: BRT)

APPENDIX

BRT Apartments Corp. (NYSE: BRT)
NON-GAAP FINANCIAL MEASURES, DEFINITIONS, AND RECONCILIATIONS
(dollars in thousands)
________________________________________________________________________________________

Adjusted Funds from Operations (AFFO)
BRT computes AFFO by adjusting FFO for loss on extinguishment of debt, our straight-line rent and rent concession accruals, restricted stock and RSU compensation expense, fair value adjustment of mortgage debt, gain on insurance recovery, insurance recovery from casualty loss and deferred mortgage and debt costs (including, in each case as applicable, from its share of its unconsolidated joint ventures). Since the NAREIT White Paper(as described below) does not provide guidelines for computing AFFO, the computation of AFFO may vary from one REIT to another.

Combined Portfolio
Combined portfolio refers to the consolidated same store properties, the unconsolidated same store properties presented on a pro rata share basis.

Debt Service Coverage Ratio
Debt service coverage ratio is net operating income ("NOI") divided by total debt service and includes both consolidated and unconsolidated assets.

Funds from Operations (FFO)
BRT computes FFO in accordance with the “White Paper on Funds from Operations” issued by the National Association of Real Estate Investment Trusts (“NAREIT”) and NAREIT's related guidance. FFO is defined in the White Paper as net income (calculated in accordance with generally accepted accounting principles).

Net Operating Income (NOI)
NOI is defined as "Rental and other revenue from real estate properties" less "Real estate operating expenses" in each case as presented on our statements of operations. Real estate operating expenses include real estate taxes, insurance, property management expense, utilities, repairs and maintenance, administrative and marketing. Other REIT’s may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REIT’s. We believe NOI provides an operating perspective not immediately apparent from GAAP operating income or net income (loss). NOI is one of the measures we use to evaluate our performance because it (i) measures the core operations of property performance by excluding corporate level expenses and other items unrelated to property operating performance and (ii) captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

Pro-Rata Share
BRT's pro-rata share gives effect to its percentage equity interest in the unconsolidated joint ventures that own properties. Due to the operation of allocation/distribution provision of the joint venture agreements pursuant to which BRT participates in the ownership of these properties, BRT's share of the gain and loss on the sale of a property may be less than implied by BRT's percentage equity interest. Notwithstanding the foregoing, when referring to the number of units, average occupancy, and average rent per unit, the amount shown reflects 100% of the amount.

Same Store
Same store properties refer to stabilized properties (as described below) that are owned and operated for the entirety of periods being compared, except for properties that are under construction, legacy assets, in lease-up, or are undergoing development or redevelopment. We move properties previously excluded from our same store portfolio (because they were under construction, in lease up or are in development or redevelopment) into the same store designation once they have stabilized and such status has been reflected fully in all applicable periods of comparison.

Stabilized Properties
Newly constructed, lease-up, development and redevelopment properties are deemed stabilized upon the earlier to occur of the first full calendar quarter beginning (a) 12 months after the property is fully completed and put in service and (b) attainment of at least 90% physical occupancy.

Total Debt Service
Total debt service is the cash required to cover the repayment of interest and principal on a debt for a particular period. Total debt service is used in the calculation of the debt service coverage ratio which is used to determine the borrower’s ability to make debt service payments.

BRT Apartments Corp. (NYSE: BRT)
    Consolidated Same Store Comparisons (1)(3)
Quarters ended June 30, 2026 and 2025
(dollars in thousands, except monthly rent amounts)
_____________________________________________________________________________________________________________________

		Revenues (4)			Property Operating Expenses			NOI (2) (4)
	Units	2026	2025	% Change	2026	2025	% Change	2026	2025	% Change
Georgia	688	$2,645	$2,566	3.1%	$1,478	$1,353	9.2%	$1,167	$1,213	(3.8)%
Florida	518	2,399	2,385	0.6%	1,100	1,120	(1.8)%	1,299	1,265	2.7%
Texas	600	2,141	2,208	(3.0)%	1,357	1,253	8.3%	784	955	(17.9)%
Ohio	264	1,014	981	3.4%	524	476	10.1%	490	505	(3.0)%
Virginia	220	1,329	1,273	4.4%	581	587	(1.0)%	748	686	9.0%
North Carolina	264	1,066	1,072	(0.6)%	441	464	(5.0)%	625	608	2.8%
South Carolina	474	2,224	2,234	(0.4)%	1,161	1,263	(8.1)%	1,063	971	9.5%
Tennessee	702	3,508	3,570	(1.7)%	1,563	1,516	3.1%	1,945	2,054	(5.3)%
Alabama	740	2,987	2,843	5.1%	1,368	1,351	1.3%	1,619	1,492	8.5%
Mississippi	776	3,358	3,216	4.4%	1,196	1,129	5.9%	2,162	2,087	3.6%
Missouri	174	958	945	1.4%	486	485	0.2%	472	460	2.6%
Totals	5,420	$23,629	$23,293	1.4%	$11,255	$10,997	2.3%	$12,374	$12,296	0.6%

		Weighted Average Occupancy			Weighted Average Monthly Rent per Occupied Unit (4)
		2026	2025	% Change	2026	2025	% Change
Georgia		93.5%	90.8%	3.0%	$1,209	$1,203	0.5%
Florida		95.2%	94.6%	0.6%	1,479	1,468	0.7%
Texas		89.4%	90.8%	(1.5)%	1,108	1,157	(4.2)%
Ohio		92.2%	92.4%	(0.2)%	1,229	1,200	2.4%
Virginia		97.0%	98.0%	(1.0)%	1,834	1,772	3.5%
North Carolina		94.2%	93.8%	0.4%	1,283	1,312	(2.2)%
South Carolina		93.8%	94.3%	(0.5)%	1,492	1,492	0.0%
Tennessee		95.9%	96.4%	(0.5)%	1,603	1,609	(0.4)%
Alabama		95.9%	94.2%	1.8%	1,221	1,206	1.2%
Mississippi		96.6%	96.2%	0.4%	1,383	1,338	3.4%
Missouri		96.5%	95.4%	1.2%	1,682	1,706	(1.4)%
Weighted Average		94.5%	94.1%	0.4%	$1,374	$1,369	0.4%
____________________________________________

(1) See definition of Same Store under "Non-GAAP Financial Measures and Definitions"
(2) See the reconciliation of NOI to net income, as calculated in accordance with GAAP, and the definition of NOI under "Non-GAAP Financial Measures and
Definitions."
(3) Excludes legacy assets
(4) The revenues, NOI and weighted average monthly rent per occupied unit information for 2025 has been reclassified (to reflect deferred rent concessions) to conform to the 2026 presentation.

BRT Apartments Corp. (NYSE: BRT)
Consolidated Same Store Comparisons (1)
Six Months Ended June 30, 2026 and 2025
(dollars in thousands, except monthly rent amounts)
____________________________________________________________________________________________________________________

		Revenues			Property Operating Expenses				NOI (2)
	Units	2026	2025	% Change	2026	2025		% Change	2026	2025	% Change
Georgia	688	$5,262	$5,183	1.5%	$2,830	$2,662		6.3%	$2,432	$2,521	(3.5)%
Florida	518	4,757	4,786	(0.6)%	2,158	2,177		(0.9)%	2,599	2,609	(0.4)%
Texas	600	4,308	4,501	(4.3)%	2,553	2,486		2.7%	1,755	2,015	(12.9)%
Ohio	264	2,042	1,982	3.0%	1,010	917		10.1%	1,032	1,065	(3.1)%
Virginia	220	2,665	2,547	4.6%	1,105	1,097		0.7%	1,560	1,450	7.6%
North Carolina	264	2,141	2,168	(1.2)%	821	888		(7.5)%	1,320	1,280	3.1%
South Carolina	474	4,461	4,438	0.5%	2,302	2,406		(4.3)%	2,159	2,032	6.3%
Tennessee	702	7,248	6,965	4.1%	3,011	2,938		2.5%	4,237	4,027	5.2%
Alabama	740	5,899	5,668	4.1%	2,619	2,662		(1.6)%	3,280	3,006	9.1%
Mississippi	776	6,709	6,373	5.3%	2,277	2,249		1.2%	4,432	4,124	7.5%
Missouri	174	1,901	1,867	1.8%	939	953		(1.5)%	962	914	5.3%
	5,420	$47,393	$46,478	2.0%	$21,625	$21,435	$21,435	0.9%	$25,768	$25,043	2.9%

		Weighted Average Occupancy			Weighted Average Monthly Rent per Occupied Unit
		2026	2025	% Change	2026	2025		% Change
Georgia		92.4%	90.0%	2.7%	$1,215	$1,222		(0.6)%
Florida		95.6%	94.9%	0.7%	1,467	1,476		(0.6)%
Texas		89.0%	91.5%	(2.7)%	1,124	1,169		(3.8)%
Ohio		93.3%	94.3%	(1.1)%	1,223	1,190		2.8%
Virginia		96.6%	98.0%	(1.4)%	1,823	1,766		3.2%
North Carolina		95.0%	95.5%	(0.5)%	1,277	1,307		(2.3)%
South Carolina		93.8%	93.7%	0.1%	1,493	1,480		0.9%
Tennessee		96.0%	95.3%	0.7%	1,663	1,593		4.4%
Alabama		96.0%	94.4%	1.7%	1,213	1,203		0.8%
Mississippi		97.1%	95.6%	1.6%	1,376	1,336		3.0%
Missouri		96.2%	94.2%	2.1%	1,670	1,690		(1.2)%
Weighted Average		94.5%	93.9%	0.7%	$1,380	$1,367		1.0%
______________________________________
(1) See definition of Same Store under "Non-GAAP Financial Measures and Definitions"
(2) See the reconciliation of NOI to net income, as calculated in accordance with GAAP, and the definition of NOI under "Non-GAAP Financial Measures and
Definitions."

BRT Apartments Corp. (NYSE: BRT)
Unconsolidated Same Store Comparisons (1)
Quarters ended June 30, 2026 and 2025
BRT Pro-rata Share
(dollars in thousands, except monthly rent amounts)
________________________________________________________________________________________

		Revenues (3)			Property Operating Expenses			NOI (2)
	Units	2026	2025	% Change	2026	2025	% Change	2026	2025	% Change
Texas	1,103	$2,582	$2,579	0.1%	$1,423	$1,459	(2.5)%	$1,159	$1,120	3.5%
South Carolina	713	1,393	1,383	0.7%	512	489	4.7%	881	894	(1.5)%
Georgia	271	921	927	(0.6)%	466	470	(0.9)%	455	457	(0.4)%
Alabama	200	662	638	3.8%	292	302	(3.3)%	370	336	10.1%
Totals	2,287	$5,558	$5,527	0.6%	$2,693	$2,720	(1.0)%	$2,865	$2,807	2.1%

		Weighted Average Occupancy			Weighted Average Monthly Rent per Occupied Unit
		2026	2025	% Change	2026	2025	% Change
Texas		94.1%	94.7%	(0.6)%	$1,441	$1,469	(1.9)%
South Carolina		94.6%	93.7%	1.0%	1,619	1,607	0.7%
Georgia		93.0%	92.2%	0.9%	1,501	1,495	0.4%
Alabama		95.5%	95.7%	(0.2)%	1,311	1,253	4.6%
Weighted Average		94.2%	94.2%	0.1%	$1,492	$1,496	(0.3)%
_____________________________________
(1) See definition of Same Store under "Non-GAAP Financial Measures and Definitions"
(2) See the reconciliation of NOI to net income, as calculated in accordance with GAAP, and the definition of NOI and pro-rata share under "Non-GAAP Financial
Measures and Definitions."
(3) The revenues, NOI and weighted average monthly rent per occupied unit information for 2025 has been reclassified (to reflect deferred rent concessions) to conform to the 2026 presentation.

BRT Apartments Corp. (NYSE: BRT)
Unconsolidated Same Store Comparisons (1)
Six Months Ended June 30, 2026 and 2025
BRT Pro-rata Share
(dollars in thousands, except monthly rent amounts)
_______________________________________________________________________________________

		Revenues			Property Operating Expenses			NOI (2)
	Units	2026	2025	% Change	2026	2025	% Change	2026	2025	% Change
Texas	1,103	$5,118	$5,144	(0.5)%	$2,752	$2,751	0.0%	$2,366	$2,393	(1.1)%
South Carolina	713	2,746	2,737	0.3%	1,023	976	4.8%	1,723	1,761	(2.2)%
Georgia	271	1,841	1,849	(0.4)%	941	946	(0.5)%	900	903	(0.3)%
Alabama	200	1,318	1,259	4.7%	557	599	(7.0)%	761	660	15.3%
Totals	2,287	$11,023	$10,989	0.3%	$5,273	$5,272	0.0%	$5,750	$5,717	0.6%

		Weighted Average Occupancy			Weighted Average Monthly Rent per Occupied Unit
		2026	2025	% Change	2026	2025	% Change
Texas		93.6%	93.9%	(0.3)%	$1,435	$1,465	(2.0)%
South Carolina		93.8%	94.3%	(0.5)%	1,608	1,591	1.1%
Georgia		92.9%	91.4%	1.6%	1,501	1,505	(0.3)%
Alabama		96.5%	96.0%	0.5%	1,302	1,240	5.0%
Weighted Average		93.8%	93.9%	(0.1)%	$1,485	$1,489	(0.3)%
________________________________________
(1) See definition of Same Store under "Non-GAAP Financial Measures and Definitions"
(2) See the reconciliation of NOI to net income, as calculated in accordance with GAAP, and the definition of NOI and pro-rata share under "Non-GAAP Financial
Measures and Definitions."

BRT Apartments Corp. (NYSE: BRT)
NON-GAAP FINANCIAL MEASURES, DEFINITIONS AND RECONCILIATIONS
(dollars in thousands)
________________________________________________________________________________________

The following tables provides a reconciliation of NOI to net income attributable to common stockholders as computed in accordance with GAAP for the periods presented for the consolidated properties:

Consolidated	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP Net loss attributable to common stockholders	$(3,221)	$(2,566)	$(5,903)	$(4,918)
Less: Loan interest and other income	(433)	(468)	(868)	(955)
Add: Interest expense	5,993	5,707	11,953	11,383
General and administrative	3,534	3,744	7,401	7,814
Depreciation and amortization	6,708	6,580	13,391	13,121
Provision for taxes	37	60	113	118
Less: Insurance recoveries	—	(189)	(136)	(257)
Adjust for: Equity in loss (earnings) of unconsolidated joint venture properties	1	(299)	309	(712)
Add: Net income attributable to non-controlling interests	40	43	80	87
Net Operating Income	$12,659	$12,612	$26,340	$25,681

Less: Non-same store Net Operating Income	285	316	$572	$638
Same store Net Operating Income	$12,374	$12,296	$25,768	$25,043

BRT Apartments Corp. (NYSE: BRT)
NON-GAAP FINANCIAL MEASURES, DEFINITIONS, AND RECONCILIATIONS
(dollars in thousands)
________________________________________________________________________________________

The following tables provides a reconciliation of BRT's Equity in earnings from NOI to net income attributable to common stockholders as computed in accordance with GAAP for the periods presented for BRT's pro rata share of the unconsolidated properties:

Unconsolidated	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
BRT equity in (loss) earnings from joint ventures	$(1)	$299	$(309)	$712
Add: Interest expense	1,627	1,205	3,237	2,399
Depreciation	2,021	1,435	4,267	2,968
Less Equity in loss (earnings) of joint ventures	(145)	(18)	(139)	(108)
Net Operating Income	$3,502	$2,921	$7,056	$5,971

Less: Non-same store Net Operating Income	$637	$114	1,306	254
Same store Net Operating Income	$2,865	$2,807	$5,750	$5,717

Consolidated same store Net Operating Income	$12,374	$12,296	$25,768	$25,043
Unconsolidated same store Net Operating Income	2,865	2,807	5,750	5,717
Combined same store Net Operating Income	$15,239	$15,103	$31,518	$30,760

BRT Apartments Corp. (NYSE: BRT)

NON-GAAP FINANCIAL MEASURES, DEFINITIONS, AND RECONCILIATIONS
(dollars in thousands)
_____________________________________________________________________________________________________________________

The condensed income statements for the unconsolidated properties below, present, for the periods indicated, a reconciliation of the information that appears in note 9 to the consolidated financial statements included in BRT's Quarterly Report on Form 10-Q for the period ended June 30, 2026 to the BRT pro-rata information presented below:

	Three Months Ended June 30, 2026
	Total	BRT's Pro Rata Share	Partner Share
Revenues:
Rental and other revenue	$13,847	$7,035	$6,812
Total revenues	13,847	7,035	6,812
Expenses:
Real estate operating expenses	6,878	3,533	3,345
Interest expense	3,241	1,627	1,614
Depreciation	3,917	2,021	1,896
Total expenses	14,036	7,181	6,855

Total revenues less total expenses	(189)	(146)	(43)

Other equity earnings	145	145	—
Net loss	$(44)	(1)	$(43)

	Three Months Ended June 30, 2025
	Total	BRT's Pro Rata Share	Partner Share
Revenues:
Rental and other revenue	$11,927	$5,737	$6,190
Total revenues	11,927	5,737	6,190
Expenses:
Real estate operating expenses	5,744	2,816	2,928
Interest expense	2,770	1,205	1,565
Depreciation	3,163	1,435	1,728
Total expenses	11,677	5,456	6,221

Total revenues less total expenses	250	281	(31)

Other equity earnings	18	18	—
Net income	$268	$299	$(31)

BRT Apartments Corp. (NYSE: BRT)
NON-GAAP FINANCIAL MEASURES, DEFINITIONS, AND RECONCILIATIONS
(dollars in thousands)
_____________________________________________________________________________________________________________________

The condensed income statements for the unconsolidated properties below present for the periods indicated a reconciliation of the information that appears in note 7 of BRT's report on Form 10-Q to the BRT pro rata information presented here in this supplemental.

	Six Months Ended June 30, 2026
	Total	BRT's Pro Rata Share	Partner Share
Revenues:
Rental and other revenue	$27,279	$13,923	$13,356
Total revenues	27,279	13,923	13,356
Expenses:
Real estate operating expenses	13,383	6,867	6,516
Interest expense	6,436	3,237	3,199
Depreciation	8,115	4,267	3,848
Total expenses	27,934	14,371	$13,563

Total revenues less total expenses	(655)	(448)	(207)

Other equity earnings	139	139	—
Net income	$(516)	$(309)	$(207)

	Six Months Ended June 30, 2025
	Total	BRT's Pro Rata Share	Partner Share
Revenues:
Rental and other revenue	$23,636	$11,395	$12,241
Total revenues	23,636	11,395	12,241
Expenses:
Real estate operating expenses	10,917	5,424	5,493
Interest expense	5,515	2,399	3,116
Depreciation	6,911	2,968	3,943
Total expenses	23,343	10,791	$12,552

Total revenues less total expenses	293	604	(311)

Other equity earnings	108	108	—
Gain on insurance recoveries	—	—	—
Gain on sale of real estate properties	—	—	—
Loss on extinguishment of debt	—	—	—
Net income	$401	$712	(311)

BRT Apartments Corp. (NYSE: BRT)
Balance Sheets of Unconsolidated Joint Venture Entities
(dollars in thousands)

_____________________________________________________________________________________________________________________

At June 30, 2026, the Company held interests in unconsolidated joint ventures that own 10 multi-family properties (the "Unconsolidated Properties"). The condensed balance sheet below present information regarding such properties:

	June 30, 2026
	TOTAL	BRT's Pro Rata Share	Partner Share
ASSETS
Real estate properties, net of accumulated depreciation	$358,068	$181,119	$176,949
Cash and cash equivalents	7,194	3,802	3,392
Other assets	9,775	5,706	4,069
Total Assets	$375,037	$190,627	$184,410

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net of deferred costs	283,772	143,291	140,481
Accounts payable and accrued liabilities	8,277	4,039	4,238
Total Liabilities	292,049	147,330	144,719
Commitments and contingencies

Equity:
Total unconsolidated joint venture equity	82,988	43,297	39,691
Total Liabilities and Equity	$375,037	$190,627	$184,410